Filed Pursuant to Rule 424(b)(5)
Registration No. 333-291570

The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. A registration statement relating to the securities has been declared effective by the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 5, 2026

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated December 9, 2025)

shares of common stock

Pre-funded warrants to purchase               shares of common stock

We are offering                shares of our common stock, $0.0001 par value per share, in this offering. We are also offering, in lieu of shares of common stock to certain investors that so choose, pre-funded warrants to purchase up to                shares of our common stock. The purchase price of each pre-funded warrant equals the price per share at which the shares of our common stock are being sold in this offering, minus $0.001, which is the exercise price of each pre-funded warrant per share. Each pre-funded warrant will be exercisable at any time after the date of issuance of such pre-funded warrant, subject to an ownership limitation. This prospectus supplement also relates to the offering of the shares of our common stock issuable upon the exercise of such pre-funded warrants.

Our common stock is listed on the Nasdaq Capital Market under the symbol “HYPD.” On May 4, 2026, the last reported sale price for our common stock on the Nasdaq Capital Market was $4.50 per share of common stock. There is no established public trading market for the pre-funded warrants, and we do not expect a market to develop. We do not intend to list the pre-funded warrants on the Nasdaq Capital Market or any other national securities exchange or nationally recognized trading system.

We are a “smaller reporting company” under the federal securities laws and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus supplement and for future filings. See “Prospectus Supplement Summary—Implications of Being a Smaller Reporting Company.”

	Per share	Per pre-funded warrant	Total
Offering price	$	$	$
Underwriting discounts and commissions(1)	$	$	$
Proceeds to us, before expenses	$	$	$

(1)	See the section titled “Underwriting” for a description of the compensation payable to the underwriter, including expenses for which we have agreed to reimburse the underwriter.

We have granted the underwriter an option to purchase up to an additional                shares of common stock from us at the public offering price, less underwriting discounts and commissions, within 30 days from the date of this prospectus supplement.

The aggregate market value of our outstanding common stock held by non-affiliates is approximately $52.7 million, which was calculated based on 11,715,775 shares of outstanding common stock that were held by non-affiliates as of April 30, 2026 and a price per share of $4.50, the closing price of our common stock on May 4, 2026. Pursuant to General Instruction I.B.6. of Form S-3, in no event will we sell securities pursuant to this prospectus supplement with a value more than one-third of the aggregate market value of our common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our common stock held by non-affiliates is less than $75.0 million. During the prior 12-calendar-month period that ends on, and includes, the date of this prospectus supplement, we have not offered any securities pursuant to General Instruction I.B.6. of Form S-3.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-4 of this prospectus supplement, on page 9 of the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriter expects to deliver the shares of common stock and pre-funded warrants to purchasers on or about May       , 2026.

Chardan

The date of this prospectus supplement is            , 2026

TABLE OF CONTENTS

Page

Prospectus Supplement

Neither we nor the underwriter have authorized anyone to provide information different from that contained in this prospectus supplement. When you make a decision about whether to invest in our securities, you should not rely upon any information other than the information in this prospectus supplement. Neither the delivery of this prospectus supplement nor the sale of shares of our securities means that information contained in this prospectus supplement is correct after the date of this prospectus supplement. This prospectus supplement is not an offer to sell or solicitation of an offer to buy shares of our securities in any circumstances under which the offer or solicitation is unlawful.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus dated December 9, 2025 are part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”), utilizing a “shelf” registration process. This prospectus supplement and the accompanying prospectus relate to the offer by us of shares of our common stock and pre-funded warrants to certain investors. We provide information to you about this offering of shares of our common stock and pre-funded warrants in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering; and (2) the accompanying prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement or the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates. You should read this prospectus supplement, the accompanying prospectus, the documents and information incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering when making your investment decision. You should also read and consider the information in the documents we have referred you to under the headings “Where you can find more information; incorporation by reference.”

You should rely only on information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus or any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not, and the underwriter has not, authorized anyone to provide you with information that is different. We are offering to sell and seeking offers to buy shares of our common stock and pre-funded warrants only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement, the accompanying prospectus, the documents and information incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering are accurate only as of their respective dates, regardless of the time of delivery of this prospectus supplement or of any sale of our common stock or pre-funded warrants.

In this prospectus supplement, unless the context otherwise indicates, the terms “Hyperion DeFi,” “Hyperion,” the “Company,” “we,” “our” and “us” or similar terms refer to Hyperion DeFi, Inc. and its subsidiaries.

We use our trademarks in this prospectus supplement as well as trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this prospectus supplement appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and tradenames.

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PROSPECTUS SUPPLEMENT SUMMARY

The items in the following summary are described in more detail later in or incorporated by reference into this prospectus supplement and in the accompanying prospectus. This summary provides an overview of selected information and does not contain all the information you should consider before investing in our common stock and pre-funded warrants. Therefore, you should read the entire prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering carefully, including the “Risk Factors” section, and other documents or information included or incorporated by reference in this prospectus supplement and the accompanying prospectus before making any investment decision.

Company Overview

Hyperion DeFi, Inc. is the first U.S. publicly listed company building a long-term strategic treasury of Hyperliquid’s native token, HYPE. Hyperion DeFi is working to provide its shareholders with simplified exposure to the Hyperliquid ecosystem, which we believe to be one of the highest revenue-generating blockchains in the world, according to information provided by various blockchain data tracking sources, including Artemis Analytics and DefiLlama. When we refer to HYPE tokens, we may also be referring to the HYPE liquid staking tokens described in our Annual Report on Form 10-K for the year ended December 31, 2025. In April 2026, we decided to wind down the development of our Optejet ophthalmic liquid delivery device following termination of the non-binding Letter of Intent, which was executed in the first quarter of 2026. We are pursuing other strategic alternative for the remaining assets which may not result in material proceeds to the company, if any.

Corporate Information

We were organized as a corporation under the laws of the State of Florida on March 12, 2014 under the name “PGP Holdings V, Inc.” On May 5, 2014, we changed our name to Eyenovia, Inc. On October 6, 2014, we reincorporated in the State of Delaware by merging into Eyenovia, Inc., a Delaware corporation. On July 1, 2025, we changed our name to Hyperion DeFi, Inc. Our principal executive office is located at 3090 Nowitzki Way, Suite 300, Dallas TX 75219, and our telephone number is (833) 393-6684. We maintain a website at www.hyperiondefi.com, to which we regularly post copies of our press releases as well as additional information about us. The information contained on, or that can be accessed through, our website is not a part of this prospectus supplement and accompanying prospectus. We have included our website address solely as an inactive textual reference.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined under the Securities Exchange Act of 1934, as amended (the Exchange Act). We may take advantage of certain of the scaled disclosures available to smaller reporting companies until the last day of the fiscal year in which (i) the market value of our common stock held by non-affiliates exceeds $250 million as of the end of that year’s second fiscal quarter and our annual revenue exceeds $100 million during such completed fiscal year, or (ii) the market value of our common stock held by non-affiliates exceeds $700 million, regardless of our annual revenue, as of the end of that year’s second fiscal quarter.

THE OFFERING

Common stock offered by us	shares

Pre-funded warrants offered by us	We are also offering, in lieu of shares of our common stock to certain investors that so choose, pre-funded warrants to purchase up to shares of our common stock. The purchase price of each pre-funded warrant equals the price per share at which the shares of our common stock are being sold in this offering, minus $0.001, which is the exercise price of each pre-funded warrant. Each pre-funded warrant will be exercisable at any time after the date of issuance until the date the pre-funded warrant is exercised in full, subject to an ownership limitation. See “Description of Pre-Funded Warrants.” This prospectus supplement also relates to the offering of the shares of our common stock issuable upon exercise of such pre-funded warrants.

Option to purchase additional shares	We have granted the underwriter an option exercisable for a period of 30 days after the date of this prospectus supplement to purchase up to an additional shares of our common stock.

Common stock to be outstanding immediately after this offering	shares (or shares if the underwriter exercise in full its option to purchase additional shares), assuming no exercise of any pre-funded warrants offered and sold by us in this offering.

Use of proceeds	We estimate that our net proceeds from this offering will be approximately $ million, excluding the proceeds, if any, from the exercise of the pre-funded warrants and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds from this offering, together with our existing cash and cash equivalents, to fund our HYPE treasury strategy, including the acquisition of additional HYPE tokens, and for working capital and other general corporate purposes. See “Use of Proceeds.”

Risk factors	You should read the “Risk Factors” section of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors to consider before deciding to invest in our common stock.

Nasdaq Capital Market symbol	Shares of our common stock are listed on the Nasdaq Capital Market under the symbol “HYPD.” There is no established public trading market for the pre-funded warrants, and we do not expect a market to develop. We do not intend to list the pre-funded warrants on the Nasdaq Capital Market or any other national securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the pre-funded warrants will be limited. See “Description of Pre-Funded Warrants.”

The number of shares of common stock to be outstanding immediately after this offering is based on 11,428,482 shares of our common stock outstanding as of March 31, 2026. The number of shares outstanding as of March 31, 2026 excludes:

•	80,988 shares of our common stock underlying outstanding options to purchase common stock under our 2014 Equity Incentive Plan, as amended (the “2014 Plan”) and our Amended and Restated 2018 Omnibus Stock Incentive Plan (the “2018 Plan”) with a weighted average exercise price of $63.05 per share as of March 31, 2026;

•	1,557,601 shares of our common stock issuable in connection with restricted stock units under the 2014 Plan and the 2018 Plan as of March 31, 2026;

•	3,662,899 shares of our common stock reserved for future issuance under the 2018 Plan as of March 31, 2026;

•	warrants to purchase 33,820,785 shares of our common stock, with a weighted average exercise price of $3.54 per share as of March 31, 2026;

•	300,000 shares of our common stock issuable in connection with restricted stock units granted as an inducement award in accordance with Nasdaq Listing Rule 5635(c)(4); and

•	492,783 shares of our common stock issued pursuant to our Controlled Equity OfferingSM Sales Agreement (the “ATM Sales Agreement”) with Cantor Fitzgerald & Co. (“Cantor”) and Chardan Capital Markets, LLC (“Chardan”, and together with Cantor, the “Sales Agents”) issued subsequent to March 31, 2026.

Except as otherwise indicated, all information in this prospectus supplement assumes (i) no exercise of the outstanding options to purchase our common stock, no vesting or settlement of RSUs described above after March 31, 2026, (ii) no exercise of the pre-funded warrants offered herein and (iii) no exercise by the underwriter of its option to purchase up to an additional                shares of our common stock.

In addition, the number of shares of our common stock to be outstanding immediately after this offering as shown above does not include $490.5 million of shares of our common stock that remain available for sale as of the date of this prospectus supplement under the ATM Sales Agreement.

RISK FACTORS

You should consider carefully the risks described below and discussed under the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2025 as updated by our subsequent filings under the Exchange Act, which are incorporated by reference in this prospectus supplement and the accompanying prospectus in their entirety, together with other information in this prospectus supplement, the accompanying prospectus and the information and documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering before you make a decision to invest in our common stock and pre-funded warrants. If any of the following events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our common stock to decline, and you may lose all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business operations.

Risks Relating to This Offering

If you purchase shares of our common stock or pre-funded warrants sold in this offering, you will experience immediate and substantial dilution in the net tangible book value of your shares. In addition, we may issue additional equity or convertible debt securities in the future, which may result in additional dilution to investors.

The offering price per share of common stock and pre-funded warrants in this offering is considerably more than the net tangible book value per share of our outstanding common stock. As a result, investors purchasing shares of common stock or pre-funded warrants in this offering will pay a price per share that substantially exceeds the value of our tangible assets after subtracting liabilities. Based upon the offering price of $        per share and $         per pre-funded warrant, and assuming no exercise of the pre-funded warrants issued in this offering, new investors will incur immediate dilution of $         per share based on the net tangible book value as of December 31, 2025. For a more detailed discussion of the foregoing, see “Dilution.” To the extent outstanding stock options and the pre-funded warrants offered hereby are exercised, there will be further dilution to new investors. In addition, to the extent we need to raise additional capital in the future and we issue additional shares of common stock or securities convertible or exchangeable for our common stock, our then existing stockholders may experience dilution and the new securities may have rights senior to those of our common stock offered in this offering.

In addition, pursuant to the ATM Sales Agreement, we may issue and sell from time to time through the Sales Agents shares of our common stock, in an aggregate amount not to exceed $500.0 million. As of the date of this prospectus supplement, $490.5 million of common stock remains available for sale under the ATM Sales Agreement. To the extent that we sell additional shares of our common stock pursuant to the ATM Sales Agreement subsequent to this offering, investors purchasing securities in this offering could experience further dilution.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply our net proceeds in ways that ultimately increase the value of your investment. We expect to use the net proceeds from this offering, together with our existing cash and cash equivalents, to fund our HYPE treasury strategy, including the acquisition of additional HYPE tokens, and for working capital and other general corporate purposes. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in short- and intermediate-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

There is no public market for the pre-funded warrants being offered in this offering.

There is no existing trading market for the pre-funded warrants and there can be no assurance that a liquid market will develop or be maintained for the pre-funded warrants, or that you will be able to sell any of the pre-funded warrants at a particular time (if at all). In addition, we do not intend to apply for listing of the pre-funded warrants on the Nasdaq Capital Market or any other securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the pre-funded warrants will be limited.

We will not receive a significant amount of additional funds upon the exercise of the pre-funded warrants.

Each pre-funded warrant will be exercisable for $0.001 per share of common stock underlying such warrant, which may be paid by way of a cashless exercise, in which the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the pre-funded warrant. Accordingly, we will not receive a significant amount of additional funds upon the exercise of the pre-funded warrants.

Holders of the pre-funded warrants will have no rights as stockholders until such holders exercise their pre-funded warrants and acquire shares of our common stock.

Until holders of the pre-funded warrants exercise their pre-funded warrants and acquire shares of our common stock, such holders will have no rights with respect to the shares of our common stock underlying such pre-funded warrants. Upon exercise of the pre-funded warrants, the holders will be entitled to exercise the rights of a holder of common stock only as to matters for which the record date occurs after the exercise date.

If we do not maintain a current and effective registration statement relating to the shares of common stock issuable upon exercise of the pre-funded warrants, holders will only be able to exercise such pre-funded warrants on a “cashless basis.”

If we do not maintain a current and effective registration statement relating to the shares of common stock issuable upon exercise of the pre-funded warrants at the time that holders wish to exercise such pre-funded warrants, they will only be able to exercise them on a “cashless basis” provided that an exemption from registration is available. As a result, the number of shares of common stock that holders will receive upon exercise of the pre-funded warrants will be fewer than it would have been had such holder exercised his or her warrant for cash, and holders may be limited in their ability to immediately sell shares upon exercise subject to volume or other securities law limitations. Further, if an exemption from registration is not available, holders would not be able to exercise on a cashless basis and would only be able to exercise their pre-funded warrants for cash if a current and effective registration statement relating to the shares of common stock issuable upon exercise of the pre-funded warrants is available.

Significant holders or beneficial owners of our common stock may not be permitted to exercise the pre-funded warrants that they hold.

A holder of the pre-funded warrants will not be entitled to exercise any portion of any pre-funded warrant that, upon giving effect to such exercise, would cause the aggregate number of shares of our common stock beneficially owned by such holder (together with its affiliates) to exceed 19.99% or such other specified percentage of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants and subject to such holder’s rights under the pre-funded warrants to increase or decrease such percentage to any other percentage not in excess of 19.99% upon at least 61 days’ prior notice from the holder to us. As a result, you may not be able to exercise your pre-funded warrants for shares of our common stock at a time when it would be financially beneficial for you to do so. In such a circumstance, you could seek to sell your pre-funded warrants to realize value, but you may be unable to do so in the absence of an established trading market.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, and any free writing prospectus that we have authorized for use in connection with this offering contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. All statements other than statements of historical facts contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein are forward-looking statements, including statements regarding: our estimates of expenses, future revenue, capital requirements and our need for additional financing and other financial items; the viability of, and risks associated with, our cryptocurrency treasury strategy; our plans, strategies and objectives for future operations; our estimates regarding the potential market opportunity for our platform technology; factors that may affect our operating results; our ability to establish and maintain intellectual property rights; our ability to retain key personnel and hire necessary employees and appropriately staff our operation; and other matters that do not relate strictly to historical facts or statements of assumptions underlying any of the foregoing. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein also contain estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus supplement and are subject to a number of risks, uncertainties and assumptions, which we discuss in greater detail in the documents incorporated by reference herein, including under the heading “Risk Factors” and elsewhere in this prospectus supplement. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein and therein, whether as a result of any new information, future events, changed circumstances or otherwise. For all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

USE OF PROCEEDS

We estimate that we will receive net proceeds of approximately $        million from the sale of  shares of common stock and pre-funded warrants offered by us in this offering, or approximately $            million if the underwriter exercises in full its option to purchase up to an additional          shares of common stock, excluding the proceeds, if any, from the exercise of the pre-funded warrants offered hereby, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We will only receive nominal additional proceeds, if any, from any exercise of pre-funded warrants.

We intend to use the net proceeds from this offering, together with our existing cash, cash equivalents and marketable securities, to fund our HYPE treasury strategy, including the acquisition of additional HYPE tokens, and for working capital and other general corporate purposes.

The amounts and timing of our actual expenditures will depend on numerous factors, including the factors described under “Risk Factors” in this prospectus supplement, the accompanying prospectus, and in the documents incorporated by reference herein, as well as the amount of cash used in our operations. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds.

Pending the uses described above, we plan to invest the net proceeds from this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DILUTION

If you invest in our common stock or pre-funded warrants in this offering, your interest will be diluted to the extent of the difference between the offering price per share of common stock or pre-funded warrants and the as adjusted net tangible book value per share of our common stock immediately after this offering.

As of December 31, 2025, our net tangible book value was approximately $20.5 million, or approximately $2.36 per share of common stock, based on 8,680,005 shares of our common stock outstanding. Our Digital assets and Digital assets receivable, net are excluded from intangible assets in the computation of net tangible book value. As of December 31, 2025, our digital assets totaled approximately $16.3 million and our digital assets receivable, net totaled approximately $6.9 million. Our net tangible book value per share is equal to our total tangible assets, less our total liabilities, divided by the total number of shares of our common stock outstanding as of December 31, 2025.

After giving effect to our sale in this offering of (i)  shares of our common stock at the offering price of $   per share and (ii) pre-funded warrants to purchase shares of common stock at the offering price of $ per pre-funded warrant (which equals the price per share at which the shares of common stock are being sold in this offering, minus the $0.001 per share exercise price of each such pre-funded warrant) and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us and excluding proceeds, if any, from the exercise of the pre-funded warrants issued pursuant to this offering, our as adjusted net tangible book value as of December 31, 2025 would have been approximately $ million, or approximately $   per share of our common stock. This represents an immediate decrease in net tangible book value of approximately $ per share to our existing stockholders and an immediate dilution of $ per share to new investors purchasing our common stock and pre-funded warrants in this offering. The following table illustrates this per share dilution assuming no exercise of the pre-funded warrants issued in this offering.

Offering price per share (or pre-funded warrant)			$
Net tangible book value per share as of December 31, 2025		$2.36
Decrease in net tangible book value per share attributable to this offering	$
As adjusted net tangible book value per share, after giving effect to this offering			$
Dilution in net tangible book value per share to new investors in this offering			$

If the underwriter exercises its option in full to purchase up to an additional shares of our common stock at the public offering price of $ per share, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value after this offering would be approximately $ per share, representing an immediate decrease in net tangible book value of approximately $   per share to our existing stockholders and immediate dilution of approximately $ per share to new investors purchasing common stock in this offering.

The foregoing table and calculations (other than net tangible book value calculations) are based on 8,680,005 shares of our common stock outstanding as of December 31, 2025. The number of shares outstanding as of December 31, 2025 excludes:

•	92,075 shares of our common stock underlying outstanding options to purchase common stock under our 2014 Equity Incentive Plan, as amended (the “2014 Plan”) and our Amended and Restated 2018 Omnibus Stock Incentive Plan (the “2018 Plan”) with a weighted average exercise price of $84.17 per share as of December 31, 2025;

•	1,479,551 shares of our common stock issuable in connection with restricted stock units under the 2014 Plan and the 2018 Plan as of December 31, 2025;

•	3,762,013 shares of our common stock reserved for future issuance under the 2018 Plan as of December 31, 2025;

•	warrants to purchase 33,820,785 shares of our common stock, with a weighted average exercise price of $3.54 per share as of December 31, 2025;

•	350,000 shares of our common stock issuable in connection with restricted stock units granted as an inducement award in accordance with Nasdaq Listing Rule 5635(c)(4); and

•	2,352,776 shares of our common stock issued pursuant to our Sales Agreement with the Sales Agents issued subsequent to December 31, 2025.

Except as otherwise indicated, all information in this section assumes (i) no exercise of the outstanding options to purchase our common stock, no vesting or settlement of RSUs described above after December 31, 2025, (ii) no exercise of the pre-funded warrants offered herein and (iii) no exercise by the underwriter of its option to purchase up to an additional                shares of our common stock.

To the extent that outstanding options are exercised, you may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital by issuing equity or convertible debt securities, your ownership will be further diluted.

In addition, the number of shares of our common stock to be outstanding immediately after this offering as shown above does not include $490.5 million of shares of our common stock that remain available for sale as of the date of this prospectus supplement under the ATM Sales Agreement.

DESCRIPTION OF PRE-FUNDED WARRANTS

The following is a brief summary of certain terms and conditions of the pre-funded warrants. The following description is subject to and qualified in its entirety by the form of pre-funded warrant.

Form

The pre-funded warrants will be issued as individual warrant agreements to the purchasers. The form of pre-funded warrant will be filed as an exhibit to a Current Report on Form 8-K that we will file with the Securities and Exchange Commission, or the SEC.

Term

The pre-funded warrants will not expire until they are fully exercised.

Exercisability

The pre-funded warrants will be exercisable at any time until they are fully exercised. The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice and payment of the exercise price. No fractional shares of common stock will be issued in connection with the exercise of a pre-funded warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the fair market value of our common stock on the exercise date. The holder of the pre-funded warrants may also satisfy its obligation to pay the exercise price through a “cashless exercise,” in which the holder receives the net value of the pre-funded warrant in shares of common stock determined according to the formula set forth in the pre-funded warrant.

Exercise Limitations

We may not effect the exercise of any pre-funded warrant, and a holder will not be entitled to exercise any portion of any pre-funded warrant that, upon giving effect to such exercise, would cause the aggregate number of shares of common stock beneficially owned by such holder (together with its affiliates) to exceed 19.99% (or such other percentage that was elected by each holder prior to the issuance of the pre-funded warrants) of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is set forth in accordance with the terms of the pre-funded warrants. However, any holder of a pre-funded warrant may increase or decrease such percentage upon at least 61 days’ prior written notice from the holder to us, provided that such percentage may not be in excess of 19.99%.

Certain Adjustments

The exercise price of the pre-funded warrants for shares of common stock to be issued upon the exercise of the pre-funded warrants is $0.001 per share. The exercise price of the pre-funded warrants and the number of shares of common stock issuable upon exercise of the pre-funded warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our shares of common stock, as well as upon any distribution of assets, including cash, stock or other property, to our stockholders.

Transferability

Subject to applicable laws, the pre-funded warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing

We do not intend to list the pre-funded warrants on the Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system.

Warrant Agent

We will initially serve as the warrant agent under the pre-funded warrants.

Fundamental Transactions

Upon the consummation of a fundamental transaction (as described in the pre-funded warrants), the holders of the pre-funded warrants will be entitled to receive, upon exercise of the pre-funded warrants, the kind and amount of securities, cash, or other property that such holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction, without regard to any limitations on exercise contained in the pre-funded warrants.

No Rights as a Stockholder

Except as otherwise set forth in the form of pre-funded warrant or by virtue of such holder’s ownership of shares of our common stock, the holder of a pre-funded warrant does not have the rights or privileges of a holder of shares of our common stock, including any voting rights, until such holder exercises the pre-funded warrant.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of the material U.S. federal income tax consequences of the purchase, ownership and disposition of our common stock and pre-funded warrants issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations promulgated thereunder (the “Treasury Regulations”), judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of our common stock or pre-funded warrants. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership, and disposition of our common stock or pre-funded warrants.

This discussion is limited to holders that hold our common stock or pre-funded warrants as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income and any alternative minimum tax. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	persons holding our common stock or pre-funded warrants as part of a hedge, straddle or other risk reduction strategy, or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	real estate investment trusts or regulated investment companies;

•	brokers, dealers, or traders in securities or currencies;

•	“controlled foreign corporations,” “foreign controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	S corporations, partnerships or other entities or arrangements treated as pass-through entities for U.S. federal income tax purposes (and investors therein);

•	tax-exempt organizations or governmental organizations;

•	persons deemed to sell our common stock or pre-funded warrants under the constructive sale provisions of the Code;

•	U.S. persons whose “functional currency” is not the United States dollar;

•	persons who hold or receive our common stock or pre-funded warrants pursuant to the exercise of any employee stock option or otherwise as compensation;

•	tax-qualified retirement plans;

•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds; and

•	persons subject to special tax accounting rules as a result of any item of gross income with respect to the stock being taken into account in an applicable financial statement.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our common stock or pre-funded warrants, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Accordingly, partnerships (or other entities or arrangements treated as partnerships for U.S. federal income tax purposes) holding our common stock or pre-funded warrants and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK OR PRE-FUNDED WARRANTS ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION, OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Pre-funded Warrants

Although it is not entirely free from doubt, a pre-funded warrant should be treated as a share of our common stock for U.S. federal income tax purposes, and a holder of a pre-funded warrant should generally be taxed in the same manner as a holder of such common stock, as described below. Accordingly, no gain or loss should be recognized (other than with respect to any cash paid in lieu of a fractional share) upon the exercise of a pre-funded warrant and, upon exercise, the holding period of a pre-funded warrant should carry over to the common stock received. Similarly, the tax basis of the pre-funded warrant should carry over to the common stock received upon exercise, increased by the exercise price per share of common stock.

Our characterization is not binding on the IRS, and the IRS may treat our pre-funded warrants as warrants to acquire our common stock. In that case, the amount and character of any gain or loss with respect to an investment in our pre-funded warrants could be materially different from the discussion set forth below. Accordingly, each holder should consult such holder’s tax advisor regarding the risks associated with the purchase, ownership and disposition of pre-funded warrants issued pursuant to this offering (including potential alternative characterizations). The remainder of this discussion generally assumes that a pre-funded warrant is treated as a share of our common stock for U.S. federal income tax purposes.

Tax Considerations Applicable to U.S. Holders

Definition of a U.S. holder

For purposes of this discussion, a “U.S. Holder” is any beneficial owner of our common stock or pre-funded warrants that, for U.S. federal income tax purposes, is or is treated as any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•	a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Distributions

We do not intend to pay cash dividends to holders of our common stock in the foreseeable future. However, if we do make distributions of cash or property on our common stock or pre-funded warrants, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Dividends received by a corporate U.S. Holder may be eligible for a dividends received deduction, subject to applicable limitations. Dividends received by certain non-corporate U.S. Holders, including individuals, are generally taxed at the lower applicable capital gains rate provided certain holding period and other requirements are satisfied.

Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a U.S. Holder’s adjusted tax basis in our common stock or pre-funded warrants, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “—Tax Considerations Applicable to U.S. Holders—Sale or Other Taxable Disposition.”

Constructive Distributions on Pre-funded Warrants

A U.S. Holder of pre-funded warrants may, in some circumstances, be deemed to have received a distribution subject to U.S. federal income tax as a result of an adjustment or the non-occurrence of an adjustment to the exercise price or number of shares of common stock issuable upon exercise of such pre-funded warrants. U.S. Holders should consult their tax advisors regarding the proper treatment of any adjustments or the non-occurrence of an adjustment to pre-funded warrants.

Sale or Other Taxable Disposition

Upon the sale, exchange, or other taxable disposition of our common stock or pre-funded warrants, a U.S. Holder generally will recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of any property received upon the sale, exchange or other taxable disposition and (ii) such U.S. Holder’s adjusted tax basis in the common stock or pre-funded warrants. Such capital gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period in such common stock or pre-funded warrants is more than one year at the time of the sale, exchange or other taxable disposition. Long-term capital gains recognized by certain non-corporate U.S. Holders, including individuals, generally will be subject to reduced rates of U.S. federal income tax. The deductibility of capital losses is subject to certain limitations.

Information Reporting and Backup Withholding

A U.S. Holder may be subject to information reporting and backup withholding if such holder receives distributions on our common stock or pre-funded warrants (including constructive distributions) or receives proceeds from the sale or other taxable disposition of common stock or pre-funded warrants. Certain U.S. Holders are exempt from backup withholding. A U.S. Holder will be subject to backup withholding if such holder is not otherwise exempt and such holder:

•	fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily such individual’s social security number;

•	furnishes an incorrect taxpayer identification number;

•	is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or

•	fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Tax Considerations Applicable to Non-U.S. Holders

Definition of a Non-U.S. Holder

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our common stock or pre- funded warrants that is neither a U.S. Holder nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes.

Distributions

We do not intend to pay cash dividends to holders of our common stock in the foreseeable future. However, if we do make distributions of cash or property on our common stock or pre-funded warrants, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles.

Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its common stock or pre-funded warrants, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “—Sale or Other Taxable Disposition.”

Subject to the discussion below on effectively connected income, backup withholding and foreign accounts, dividends paid to a Non-U.S. Holder will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for such lower rate under an income tax treaty between the United States and the country in which the Non-U.S. Holder resides or is established). This certification must be provided to the applicable withholding agent prior to the payment of dividends and must be updated periodically. A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States. This certification must be provided to the applicable withholding agent prior to the payment of dividends and must be updated periodically. Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates applicable to U.S. persons. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Constructive Distributions on Pre-funded Warrants

A Non-U.S. Holder of pre-funded warrants may be treated as receiving deemed payment of a taxable dividend as a result of an adjustment or the non-occurrence of an adjustment to the exercise price or number of shares of common stock issuable upon exercise of such pre-funded warrants. Non-U.S. holders should consult their tax advisors regarding the proper treatment of any adjustments or the non-occurrence of an adjustment to the pre-funded warrants.

Sale or Other Taxable Disposition

A Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our common stock or pre-funded warrants unless:

•	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

•	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•	our common stock or pre-funded warrants constitutes a U.S. real property interest (“USRPI”) by reason of our status as a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates applicable to U.S. persons. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on gain realized upon the sale or other taxable disposition of our common stock or pre-funded warrants, which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition of our common stock or pre-funded warrants by a Non-U.S. Holder will not be subject to U.S. federal income tax if our common stock or pre-funded warrants are treated as “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market and such Non-U.S. Holder owned, actually and constructively, 5% or less of our common stock and/or pre-funded warrants throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period. Non-U.S. Holders of pre-funded warrants should consult their tax advisors regarding the application of these rules with respect to the pre-funded warrants.

Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Payments of dividends on our common stock or pre-funded warrants to a Non-U.S. Holder will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our common stock or pre-funded warrants paid to the Non-U.S. Holder, regardless of whether such distributions constitute dividends or whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our common stock or pre-funded warrants within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person or the holder otherwise establishes an exemption. Proceeds of a disposition of our common stock or pre-funded warrants conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends (including deemed dividends) on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, our common stock or pre-funded warrants paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends (including deemed dividends) on our common stock or pre-funded warrants. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock or pre-funded warrants.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK OR PRE-FUNDED WARRANTS ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION, OR UNDER ANY APPLICABLE INCOME TAX TREATY.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement, dated   , 2026, by and between us and Chardan Capital Markets, LLC as the underwriter of this offering, we have agreed to sell to the underwriter, and the underwriter has agreed to purchase from us the number of shares of common stock and pre-funded warrants shown opposite its name below:

Underwriter	Number of Shares	Number of Pre-Funded Warrants
Chardan Capital Markets, LLC
Total

The underwriting agreement provides that the obligations of the underwriter are subject to certain conditions precedent such as the receipt by the underwriter of officers’ certificates and legal opinions and approval of certain legal matters by its counsel. The underwriting agreement provides that the underwriter will purchase all of the shares of common stock and pre-funded warrants. We have agreed to indemnify the underwriter and certain of its controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriter may be required to make in respect of those liabilities.

The underwriter is offering the shares of common stock and pre-funded warrants subject to its acceptance of the shares of common stock and pre-funded warrant from us and subject to prior sale. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commission and Expenses

The underwriter has advised us that it proposes to offer the shares of common stock and pre-funded warrants to the public at the initial public offering price set forth on the cover page of this prospectus supplement and to certain dealers, which may include the underwriter, at that price less a concession not in excess of $   per share of common stock. After the offering, the initial public offering price, concession and reallowance to dealers may be reduced by the underwriter. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.

The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriter and the proceeds, before expenses, to us in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriter’s option to purchase additional shares.

	Per Share	Per Pre-Funded Warrant	Without Option to Purchase Additional Shares	With Option to Purchase Additional Shares
Public offering price	$	$	$	$
Underwriting discounts and commissions paid by us	$	$	$	$
Proceeds to us, before expenses	$	$	$	$

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $   . We have also agreed to reimburse the underwriter for certain additional expenses incurred in connection with this offering in an amount up to $150,000.

Listing

Our common stock is listed on the Nasdaq Capital Market under the trading symbol “HYPD”.

There is no established trading market for the pre-funded warrants, and we do not expect a market to develop. We do not intend to list the pre-funded warrants on any national securities exchange or nationally recognized trading system.

Stamp Taxes

If you purchase shares of common stock or pre-funded warrants offered in this prospectus supplement, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus supplement.

Option to Purchase Additional Shares

We have granted to the underwriter an option, exercisable for 30 days from the date of this prospectus supplement, to purchase, from time to time, in whole or in part, up to an aggregate of   shares from us at the public offering price set forth on the cover page of this prospectus supplement, less underwriting discounts and commissions. If the underwriter exercises this option, each underwriter will be obligated, subject to specified conditions, to purchase a number of additional shares proportionate to that underwriter’s initial purchase commitment as indicated in the table above.

No Sales of Similar Securities

We, our executive officers and directors have agreed, subject to specified exceptions, not to directly or indirectly:

•	sell, offer, contract or grant any option to sell (including any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-l(h) under the Exchange Act,

•	otherwise dispose of any shares of common stock, options or warrants to acquire shares of common stock, or securities exchangeable or exercisable for or convertible into shares of common stock currently or hereafter owned either of record or beneficially, or

•	publicly announce an intention to do any of the foregoing,

for a period of 15 days after the date of this prospectus supplement without the prior written consent of Chardan Capital Markets, LLC.

This restriction terminates after the close of trading of the common stock on and including the 15th day after the date of this prospectus supplement.

With respect to the Company, this restriction does not apply to (A) the transactions contemplated by this offering, (B) the issuance by us of common stock or options to purchase common stock, or the issuance of common stock upon exercise of options, pursuant to stock options, stock bonuses or other stock plans or arrangements, (C) the issuance by us of common stock pursuant to the conversion of securities or the exercise of warrants, which securities or warrants are outstanding as of the date hereof, (D) the adoption of a new equity incentive plan, including an inducement plan, and filing of a registration statement on Form S-8 under the Securities Act to register the offer and sale of securities to be issued pursuant to such new equity incentive plan, subject to certain limitations; (E) the facilitation of the transfer of shares of common stock under a trading plan pursuant to Rule 10b5-1 under the Exchange Act, or a Trading Plan, that is existing on the date hereof, (F) the facilitation of the establishment of a trading plan on behalf of a shareholder, officer or director pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of common stock, provided that (x) such plan does not provide for the transfer of shares of common stock during the lock-up period and (y) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by us regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of shares of common stock may be made under such plan during the lock-up period and (G) upon the sixth day after the first closing date, the Company may issue shares of common stock pursuant to an existing or future at the market sales agreement, including the existing at the market sales agreement with Cantor Fitzgerald & Co. and Chardan Capital Markets LLC, through which the Company can sell shares of common stock by means of at the market offerings from time to time (an “ATM Program”); provided, that the Company may issue shares of common stock pursuant to an ATM Program at any time after the first closing date if the sale and issuance of such shares of common stock are consummated at a purchase price per share that is greater than the public offering price of the shares of common stock as set forth on the front cover page of the final prospectus supplement.

Notwithstanding the foregoing, our executive officers and directors may transfer shares of common stock (i) by gift, or by will or intestate succession to a family member or to a trust whose beneficiaries consist exclusively of one or more of the securityholder and/or a family member, (ii) as a bona fide gift to a charity or educational institution, (iii) transfers that occur solely by operation of law pursuant to pursuant to a court order, qualified domestic order or in connection with a divorce settlement, (iv) acquired in open market transactions after the completion of the offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of shares or related securities acquired in such open market transactions, (v) the transfer of shares under an existing Trading Plan, (vi) the establishment or modification of a Trading Plan for the transfer of shares or related securities, provided that such plan does not provide for any sales of shares or related securities during the lock-up period, or (vii) the transfer of shares in connection with the exercise, including by and to the extent necessary to cover any “net” or “cashless” exercise, of any options or warrants to acquire shares or the conversion of any convertible security into shares in accordance with its terms; provided, in the case of clauses (i)-(iii) above, each transferee executes and delivers an agreement stating that such transferee is receiving and holding such shares and/or related securities subject to the provisions of the lock-up agreement, in the case of clause (v) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the securityholder or us regarding such transfer, such announcement or filing shall include a statement that such transfer is in accordance with an established Trading Plan, and in the case of clauses (i)-(iii) and (vii), prior to the expiration of the lock-up period, no public disclosure or filing under the Exchange Act by any party to the transfer (donor, donee, transferor or transferee) shall be required, or made voluntarily, reporting a reduction in beneficial ownership of shares in connection with such transfer; provided that if the securityholder is required to file a report under Section 13 or Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership during the lock-up period, the securityholder shall include a statement in such report detailing the reason for the transaction.

For the Company and our executive officers and directors, Chardan Capital Markets, LLC, may, in its sole discretion and at any time or from time to time before the termination of the 15-day period, release all or any portion of the securities subject to lock-up agreements. There are no existing agreements between the underwriter and any of our shareholders who will execute a lock-up agreement providing consent to the sale of shares prior to the expiration of the lock-up period.

Stabilization

The underwriter has advised us that they, pursuant to Regulation M under the Exchange Act, certain persons participating in the offering, may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the common stock at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.

“Covered” short sales are sales made in an amount not greater than the underwriter’s option to purchase additional shares of our common stock in this offering. The underwriter may close out any covered short position by either exercising their option to purchase additional shares of our common stock or purchasing shares of our common stock in the open market. In determining the source of shares to close out the covered short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares.

“Naked” short sales are sales in excess of the option to purchase additional shares of our common stock. The underwriter must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the shares of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering.

A stabilizing bid is a bid for the purchase of shares of common stock on behalf of the underwriter for the purpose of fixing or maintaining the price of the common stock. A syndicate covering transaction is the bid for or the purchase of shares of common stock on behalf of the underwriter to reduce a short position incurred by the underwriter in connection with the offering. Similar to other purchase transactions, the underwriter’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriter to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the common stock originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. The underwriter is not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

The underwriter may also engage in passive market making transactions in our common stock on The Nasdaq Capital Market in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security.

However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Electronic Distribution

A prospectus supplement in electronic format may be made available by e-mail or on the web sites or through online services maintained by the underwriter or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriter may agree with us to allocate a specific number of shares of common stock for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriter on the same basis as other allocations. Other than the prospectus supplement in electronic format, the information on the underwriter’s web sites and any information contained in any other web site maintained by the underwriter is not part of this prospectus supplement, has not been approved and/or endorsed by us or the underwriter and should not be relied upon by investors.

Other Activities and Relationships

The underwriter and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses. For example, Chardan Capital Markets, LLC is a sales agent under our ATM Sales Agreement.

In the ordinary course of their various business activities, the underwriter and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the underwriter or its affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriter and its affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the common stock offered hereby. Any such short positions could adversely affect future trading prices of the common stock offered hereby. The underwriter and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area, or a Relevant State, no shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which have been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that the shares may be offered to the public in that Relevant State at any time:

(a)	to any legal entity which is a “qualified investor” as defined under Article 2 of the Prospectus Regulation;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of representatives for any such offer; or
(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the shares shall require us or any of the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression “offer to the public” in relation to the shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Notice to Prospective Investors in the United Kingdom

No shares or pre-funded warrants have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares or pre-funded warrants which has been approved by the Financial Conduct Authority, except that the shares or pre-funded warrants may be offered to the public in the United Kingdom at any time:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(c)	in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000, or FSMA,

provided that no such offer of the shares shall require the Issuer or any Manager to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

Notice to Prospective Investors in Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement nor any other offering or marketing material relating to the offering, the Company or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an “Exempt Offer” in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or DFSA. This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, or ASIC, in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons, or the Exempt Investors, who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by “Exempt Investors” in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Hong Kong

No securities have been offered or sold, and no securities may be offered or sold, in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong, or SFO, and any rules made under that Ordinance; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong, or CO, or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO. No document, invitation or advertisement relating to the securities has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.

This prospectus supplement has not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus supplement may not be issued, circulated or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that he is aware of the restriction on offers of the securities described in this prospectus supplement and the relevant offering documents and that he is not acquiring, and has not been offered any securities in circumstances that contravene any such restrictions.

Notice to Prospective Investors in Japan

The offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended), or FIEL, and the Initial Purchaser will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of common stock or pre-funded warrants may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the common stock or pre-funded warrants are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:

(i)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law;

(iv)	as specified in Section 276(7) of the SFA; or

(v)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Notice to Prospective Investors in Canada

Resale Restrictions

Any resale of the shares of common stock or pre-funded warrants in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the securities.

Representations of Canadian Purchasers

By purchasing shares of common stock or pre-funded warrants in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

•	the purchaser is entitled under applicable provincial securities laws to purchase the shares of common stock or pre-funded warrants without the benefit of a prospectus qualified under those securities laws as it is an “accredited investor” as defined under National Instrument 45-106 - Prospectus Exemptions,

•	the purchaser is a “permitted client” as defined in National Instrument 31-103 - Registration Requirements, Exemptions and Ongoing Registrant Obligations,

•	where required by law, the purchaser is purchasing as principal and not as agent, and

•	the purchaser has reviewed the text above under Resale Restrictions.

Conflicts of Interest

Canadian purchasers are hereby notified that Jefferies LLC, TD Securities (USA) LLC and Piper Sandler & Co. are relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105 - Underwriting Conflicts from having to provide certain conflict of interest disclosure in this document.

Statutory Rights of Action

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the offering memorandum (including any amendment thereto) such as this document contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser of these securities in Canada should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Taxation and Eligibility for Investment

Canadian purchasers of shares of common stock or pre-funded warrants should consult their own legal and tax advisors with respect to the tax consequences of an investment in the shares of common stock or pre-funded warrants in their particular circumstances and about the eligibility of the shares of common stock or pre-funded warrants for investment by the purchaser under relevant Canadian legislation.

Language of Documents

The purchaser confirms its express wish and that it has requested that this document, all documents evidencing or relating to the sale of the securities described herein and all other related documents be drawn up exclusively in the English language. L’acquéreur confirme sa volonté expresse et qu’il a demandé que le présent document, tous les documents attestant de la vente des titres décrits dans le présent document ou s’y rapportant ainsi que tous les autres documents s’y rattachant soient rédigés exclusivement en langue anglaise.

Notice to Prospective Investors in Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus is being distributed only to, and is directed only at, and any offer of the shares of common stock or pre-funded warrants is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

LEGAL MATTERS

Latham & Watkins LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Hyperion DeFi, Inc. The underwriter is being represented in connection with this offering by Goodwin Procter LLP, New York, New York.

EXPERTS

The financial statements of Hyperion DeFi, Inc. as of December 31, 2025 and for the year ended December 31, 2025, have been audited by CBIZ CPAs P.C., independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements of Hyperion DeFi, Inc. are incorporated in this prospectus by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Hyperion DeFi, Inc. as of December 31, 2024 and for the year ended December 31, 2024, have been audited by Marcum LLP, independent registered public accounting firm, as stated in their report, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, which is incorporated herein by reference. Such financial statements of Hyperion DeFi, Inc. are incorporated in this prospectus by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, of which this prospectus supplement forms a part. The rules and regulations of the SEC allow us to omit from this prospectus supplement and the accompanying prospectus certain information included in the registration statement. For further information about us and the securities we are offering under this prospectus supplement, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. With respect to the statements contained in this prospectus supplement and the accompanying prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement.

We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is https://ir.hyperiondefi.com. The information on, or accessible through, our website is not part of, and is not incorporated into, this prospectus supplement or the accompanying prospectus and should not be considered part of this prospectus supplement or the accompanying prospectus.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus supplement or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement, the accompanying prospectus, or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus supplement and the accompanying prospectus incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 30, 2026;

•	our Current Reports on Form 8-K, filed with the SEC on January 5, 2026 and March 26, 2026 (excluding the information in Item 2.02); and

•	the description of our common stock contained in Exhibit 4.1 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 that we filed with the SEC on April 15, 2025.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and the accompanying prospectus and deemed to be part of this prospectus supplement and the accompanying prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Hyperion DeFi, Inc.

3090 Nowitzki Way, Suite 300

Dallas TX 75219

Attention: Corporate Secretary

(833) 393-6684

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus supplement or the accompanying prospectus.

PROSPECTUS

$1,000,000,000

Common Stock

Preferred Stock

Warrants

Debt Securities

Units

Rights

From time to time, we may offer and sell up to $1,000,000,000 of the securities described in this prospectus separately or together in any combination, in one or more classes or series, in amounts, at prices and on terms that we will determine at the time of the offering.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement, which will describe the method and specific terms of the offering, including the amount, price and terms of the applicable offered securities. You should carefully read this prospectus, the information incorporated by reference in this prospectus, the prospectus supplement, including any information incorporated by reference in such prospectus supplement, and any free writing prospectus before you purchase any of the securities offered hereby.

These securities may be offered and sold in the same offering or in separate offerings, to or through underwriters, dealers or agents or directly to purchasers. The names of any underwriters, dealers or agents involved in the sale of our securities, their compensation and any options held by them to purchase additional securities will be described in the applicable prospectus supplement. See “Plan of Distribution.”

Our common stock is listed on The Nasdaq Capital Market under the symbol “HYPD.” On November 13, 2025, the last reported sale price of our common stock was $4.97 per share.

We are a “smaller reporting company” under applicable Securities and Exchange Commission rules and are subject to reduced public company reporting requirements for this prospectus and future filings.

Investing in our securities involves a high degree of risk. Before buying our securities, you should carefully consider the risks described under the caption “Risk Factors” beginning on page 9 of this prospectus, in the documents incorporated by reference into this prospectus, and in the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 9, 2025.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer or sell any combination of the securities described in this prospectus in one or more offerings, up to a total amount of $1,000,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities pursuant to this prospectus, we will provide a prospectus supplement, which will be delivered with this prospectus, that will contain specific information about the offering and the terms of the particular securities offered. The prospectus supplement may also add, update or change the information contained in this prospectus. This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the additional information described under “Where You Can Find More Information.”

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. Those exhibits may be filed with the registration statement or may be incorporated by reference to earlier SEC filings listed in the registration statement or in subsequent filings that we may make under the Securities Exchange Act of 1934 (the “Exchange Act”).

We have not authorized anyone to provide you with information that is different from or in addition to that contained or incorporated by reference in this prospectus. We do not take any responsibility for, and can provide no assurance as to the reliability of, any information that others may give. We are not making an offer to sell or soliciting an offer to buy our securities under any circumstance in any jurisdiction where the offer or solicitation is not permitted. You should assume that the information contained in this prospectus, any prospectus supplement or any free writing prospectus prepared by us or on our behalf is accurate only as of the date of the respective document in which the information appears, and that any information in documents that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

All brand names or trademarks appearing in this prospectus are the property of their respective holders. Use or display by us of other parties’ trademarks, trade dress, or products in this prospectus is not intended to, and does not, imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owners.

All references in this prospectus to “Hyperion DeFi,” “HYPD,” “the Company,” “we,” “us,” “our,” or similar references, refer to Hyperion DeFi, Inc., except where the context otherwise requires or as otherwise indicated.

ii

ABOUT HYPERION DEFI

Overview

Hyperion DeFi, Inc., formerly known as Eyenovia, Inc., is the first U.S. publicly listed company building a long-term strategic treasury of HYPE in addition to being a pioneering digital ophthalmic technology company. We are working to provide our shareholders with simplified exposure to the Hyperliquid ecosystem, which we believe to be one of the highest revenue-generating blockchains in the world. At the same time, we continue to execute on our planned completion of development and registration of our Optejet ophthalmic liquid delivery device.

HYPE Treasury

Hyperliquid is a layer one (L1) blockchain engineered for transparent high-frequency finance. The blockchain hosts fully on-chain perpetual futures and spot order books, with every order, cancel, trade and liquidation occurring within 70 millisecond block times and offering up to 200,000 transactions per second, resulting in near-instant trade settlement. The Hyperliquid blockchain also hosts the HyperEVM, a general-purpose smart contract platform that, like Ethereum, supports permissionless decentralized financial applications.

Hyperliquid supports non-custodial trading via its performant HyperCore order books, with perpetual futures trading for a range of digital assets with Bitcoin (BTC), Ether (ETH), Ripple (XRP), Solana (SOL) and Sui (SUI) driving its utilization. Perpetual futures are a type of cryptocurrency derivative contract that allows traders to speculate on the price of an asset without owning the underlying asset itself. Unlike traditional futures contracts, perpetual futures have no expiration date, allowing traders to hold positions indefinitely, as long as they meet margin requirements. Hyperliquid utilizes a traditional order book system. This approach allows traders to place bids and asks for various assets, more akin to a centralized cryptocurrency exchange than other decentralized exchanges that rely on automated market makers to fulfill orders. The Hyperliquid blockchain is available to any potential user with a compatible cryptocurrency wallet such as MetaMask, Phantom, and Coinbase Wallet. However, Hyperliquid interface operators can choose to block persons in certain jurisdictions or sanctioned wallets as required via solutions such as geoblocking and address screening.

HYPE is the native token of Hyperliquid. The total supply of HYPE is 1 billion, with 31% of the supply issued in November 2024. 38.88% of the total supply is reserved for future community emissions. HYPE serves multiple purposes: users can stake HYPE to reduce their trading fees, use it to conduct transactions on the HyperEVM, and even use it as collateral on various DeFi applications. In addition, Hyperliquid has a unique network mechanism that autonomously purchases and removes HYPE tokens from circulation. This is done by using the trading fees generated on the network’s order books to buy back available HYPE: approximately 99% of daily fees are allocated to this mechanism, which serves as a consistent “marginal buyer” for the token. As of October 2025, more than 30 million HYPE have been removed from circulation.

The Hyperliquid L1 is a proof-of-stake blockchain, in which validators that have staked the threshold number of HYPE are selected to produce blocks, and will receive rewards when they successfully validate blocks. Holders of HYPE can delegate to validators who then are able to vote on certain decisions regarding the platform, such as the listing and de-listing of new markets. Any holder of HYPE can delegate HYPE to a validator to earn staking rewards, should the validator successfully participate in network consensus. Staked HYPE is locked until un-staked, subject to a seven-day un-staking queue before HYPE is released back to the user. The Company initialized the staking process on July 1, 2025, and as of September 30, 2025, it had approximately 834,050.16 HYPE staked directly to the Kinetiq x Hyperion validator, described further below.

Key Metrics of Hyperliquid and HYPE as of October 31, 2025

•	One of the highest revenue generating blockchain cryptocurrencies; ranked #11 market cap (excluding stablecoins)

•	Hyperliquid generates annual revenue of approximately $1.3 billion, based on an October 2025 observed run-rate of $3-$3.5 million per day. In addition, platforms built on Hyperliquid earn approximately $2 million in fees per day, bringing the total to $5 million per day across the blockchain and platforms

•	Approximately 99% of Hyperliquid revenues are used by the Hyperliquid Assistance Fund, which has cumulatively purchased and owns 34.25 million HYPE tokens with a market value of $1.45 billion

•	There have been over 800,000 cumulative Hyperliquid marketplace users since inception

•	The Hyperliquid Token’s maximum supply is 1 billion, of which the circulating supply is 337 million, corresponding to a market capitalization outstanding of approximately $14.3 billion

•	Daily trading volume on Hyperliquid exceeds $12 billion

•	Cumulative Hyperliquid fees have exceeded $700 million since inception

•	Cumulative cryptocurrency perpetuals trading volume on Hyperliquid has exceeded $3 trillion since inception

Digital Assets Business Activities

Since the Company first pivoted to its Hyperliquid DeFi strategy, we have continued to emphasize that our business is “more than just HYPE”. The accumulation of HYPE is the first step in a broader DeFi monetization roadmap that continues to accelerate.

As part of our broader on-chain engagement strategy, we announced a co-branded Hyperliquid validator referred to as “Kinetiq x Hyperion”, with Kinetiq, a liquid staking protocol built natively for the Hyperliquid ecosystem. Validator operations are further supported by infrastructure provided by Pier Two, an institutional staking services provider. Under our Joint Validator Operators Agreement, we pay a percentage of validator commissions to each of Kinetiq and Pier Two, both of which provide supporting services for the validator. By running our own validator, we can directly access HYPE staking yield in addition to supporting Hyperliquid’s network stability and security. With the rapid growth of our Kinetiq x Hyperion validator, which has over 13 million in delegated HYPE as of October 31, 2025, we play a meaningful role in stewarding the future growth of the Hyperliquid ecosystem, given that HYPE is required to participate in ecosystem governance.

In addition to our validator operations, staked HYPE can be deployed to access various utilities in the Hyperliquid ecosystem. For example, HYPE staked in user accounts reduces their trading fees or increases the revenue share from referring new users, both of which could serve as revenue opportunities for the Company. Specifically, the validator potentially enables us to create unique financial products built around the demand for these network benefits from those who do not have access to HYPE. With this opportunity identified, we developed and launched the HYPE Asset Use Service product (HAUS), a first-of-its-kind on-chain service, and announced our first deal with proprietary trading firm Credo. Through this HAUS Credo arrangement, we provided the use of staked HYPE to Credo, enabling them to access substantial fee reductions when trading on Hyperliquid, and a share of the resulting net fee savings return to us as revenues. More importantly, we believe that this arrangement will encourage trading firms and broader market participants that trade on other venues to migrate additional trading volume and activity to Hyperliquid.

More recently, the Hyperliquid network implemented the HIP-3 (Hyperliquid Improvement Proposal 3) upgrade, which enables any user with 500,000 HYPE staked at a deployer address to launch a custom on-chain perpetual futures market for non-crypto assets such as equities, commodities and indices. These network upgrades expand both Hyperliquid’s product suite and its potential user base, further establishing it as a premier on-chain destination for financial activity. To support HIP-3, the Company provided Felix, one of the earliest HyperEVM protocols, with the HYPE required to launch a perpetuals future market and will earn a share of the fees earned from trading activity.

Beyond engaging with Hyperliquid’s flagship exchange product, users can also deploy HYPE into the HyperEVM for various strategies such as lending and liquidity provisioning. The Company is the first public company on HyperEVM, staking a significant portion of its native HYPE into Kinetiq’s uniquely designed iHYPE (institutional HYPE) product. This enabled the Company to earn staking yield on its HYPE while also gaining access to a unique liquid receipt token, HiHYPE (Hyperion iHYPE), which is used for various on-chain and off-chain strategies. The Company has also earned kPoints, a participation-based incentive that qualifies the Company to receive a portion of the upcoming airdrop of Kinetiq’s KNTQ token. This reflects yet another DeFi strategy that translates into additional yield from and ownership of key products built on Hyperliquid.

By prudently building and deploying a treasury of HYPE, we believe that we can rapidly accelerate the growth of the Hyperliquid ecosystem and further its adoption, potentially creating a powerful flywheel effect that may drive platform usage, increase protocol value and strengthen the long-term position of both the Hyperliquid ecosystem and the Company.

The Optejet

We are also developing the proprietary Optejet User Filled Device (the “Optejet UFD”) that is designed to work with a variety of topical ophthalmic liquids, including artificial tears and lens rewetting products. The Optejet UFD is especially useful in chronic front-of-the-eye diseases due to its ease of use, enhanced safety and tolerability, and potential for superior compliance monitoring versus standard eye drops. Together, these benefits may result in higher treatment compliance and better outcomes for patients and providers.

The ergonomic and functional design of the Optejet UFD allows for horizontal drug delivery and eliminates the need to tilt the head back or the manual dexterity to squeeze a bottle to administer medications. Drug is delivered in a microscopic array of droplets that is comfortable and matches the amount of fluid that the front of the eye can hold. The precise delivery of a low-volume columnar spray by the Optejet UFD helps ensure instillation success while minimizing contamination risk with a non-protruding nozzle and self-closing shutter. In clinical trials, the Optejet UFD has demonstrated that its targeted delivery achieves a high rate of successful administration, with 98% of sprays being accurately delivered upon first attempt compared to the established rate reported with traditional eye drops of approximately 50%.

A more physiologically appropriate volume of medication in the range of seven to ten microliters is delivered by the Optejet UFD, which is approximately one-fifth of the 35 to 50 microliter dose typically delivered in a single eye drop. Lower volume of medication exposes the ocular surface to less active ingredients and preservatives, potentially reducing ocular stress and surface damage and improving tolerability. The lower volume also minimizes the potential for drug to enter systemic circulation, with the goal of avoiding some common side effects that are related to overdosing of the eye.

We anticipate registering the second generation of the Optejet UFD as a liquid drug delivery device, based on our experience with MydCombi®. MydCombi was the only Food and Drug Administration-approved fixed combination of the two leading mydriatic agents, tropicamide and phenylephrine, in the United States delivered with technology that is nearly identical to the first generation of the Optejet UFD.

Corporate Information

We were organized as a corporation under the laws of the State of Florida on March 12, 2014 under the name “PGP Holdings V, Inc.” On May 5, 2014, we changed our name to Eyenovia, Inc. On October 6, 2014, we reincorporated in the State of Delaware by merging into Eyenovia, Inc., a Delaware corporation. On July 1, 2025, we changed our name to Hyperion DeFi, Inc. Our principal executive office is located at 23461 S. Pointe Drive, Suite 390, Laguna Hills, CA 92653, and our telephone number is (833) 393-6684. We maintain a website at www.hyperiondefi.com, to which we regularly post copies of our press releases as well as additional information about us. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined under the Exchange Act. We may take advantage of certain of the scaled disclosures available to smaller reporting companies until the last day of the fiscal year in which (i) the market value of our common stock held by non-affiliates exceeds $250 million as of the end of that year’s second fiscal quarter and our annual revenue exceeds $100 million during such completed fiscal year, or (ii) the market value of our common stock held by non-affiliates exceeds $700 million, regardless of our annual revenue, as of the end of that year’s second fiscal quarter.

RISK FACTORS

Investing in our securities involves significant risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement and in any of our filings with the SEC that are incorporated by reference herein and therein. The risks and uncertainties described in any applicable prospectus supplement and in our SEC filings are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents we have filed with the SEC that are incorporated by reference herein contain, and any prospectus supplement or free writing prospectus that we may authorize for use in connection with this offering may contain, “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements may include, but are not limited to, statements about:

•	our estimates regarding expenses, future revenue, timing of any future revenue, capital requirements and needs for additional financing;

•	the viability of, and risks associated with, our cryptocurrency treasury strategy;

•	our ability to make payments on our debt;

•	our expectations related to the use of proceeds from our financings;

•	our intellectual property position;

•	our ability to attract and retain key personnel;

•	the impact of government laws and regulations;

•	our competitive position;

•	developments relating to our competitors and our industry;

•	our ability to maintain and establish collaborations;

•	general or regional economic conditions;

•	changes in U.S. GAAP; and

•	changes in the legal, regulatory and legislative environments in the markets in which we operate, and the impact of these changes on our ability to obtain regulatory approval for our products.

In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “project,” “seek,” “should,” “target,” “will,” “would” and similar expressions or variations intended to identify forward- looking statements. These statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. More information on factors that could cause actual results to differ materially from those anticipated is included from time to time in our reports filed with the SEC, including, but not limited to, those described in the section titled “Risk Factors” in our Annual Report on Form 10-K for our most recent fiscal year, as updated by our subsequent filings under the Exchange Act, which are incorporated herein by reference, and as may be updated or superseded by the risks and uncertainties described under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement.

You should read this prospectus, the documents we have filed with the SEC that are incorporated by reference herein and any prospectus supplement or free writing prospectus that we have authorized for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use any net proceeds from the sale of securities under this prospectus for general corporate purposes, including, but not limited to, working capital, capital expenditures, repayment of debt obligations, and acquisitions, should we choose to pursue any. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus for any purpose. We will set forth in the applicable prospectus supplement our intended use for the net proceeds received from the sale of any securities. Pending application of the net proceeds as described above, we may initially invest the net proceeds in short-term, investment-grade or interest-bearing securities.

DESCRIPTION OF CAPITAL STOCK

The following summary of certain provisions of our capital stock does not purport to be complete and is subject to, and is qualified in its entirety by reference to, our Third Amended and Restated Certificate of Incorporation, as amended (the “Charter”), Second Amended and Restated Bylaws (the “Bylaws”), and applicable provisions of the Delaware General Corporation Law (the “DGCL”). Therefore, you should carefully consider the actual provisions of our Charter and Bylaws as well as relevant portions of the DGCL.

General

Our authorized capital stock consists of (i) 600,000,000 shares of common stock, par value $0.0001 per share, and (ii) 60,000,000 shares of preferred stock, par value $0.0001 per share. As of September 30, 2025, 7,162,659 shares of common stock were outstanding and 5,435,897 shares of preferred stock were outstanding, all of which are Series A Preferred Stock (as defined below). All outstanding shares of our common stock and preferred stock are fully paid and nonassessable.

Common Stock

Voting Rights and Cumulative Voting

The holders of our common stock are entitled to one vote per share on all matters to be voted on by the stockholders. Our Charter provide that stockholders are not entitled to cumulate votes in the election of directors.

Dividend Rights

Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefor.

Preemptive Rights; Redemption or Sinking Fund

Holders of common stock have no preemptive, conversion or subscription rights. There are no redemption or sinking fund provisions applicable to our common stock.

Liquidation Rights

If we liquidate, dissolve or wind up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock.

Listing; Transfer Agent and Registrar

Our common stock is listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “HYPD.” The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC. Its address is 55 Challenger Road, 2nd Floor, Ridgefield Park, New Jersey 07660.

Warrants

As of September 30, 2025, we had outstanding warrants to purchase 33,820,785 shares of our common stock, with a weighted average exercise price of $3.54 per share.

Preferred Stock

We are authorized, without action by the stockholders, to designate and issue up to an aggregate of 60,000,000 shares of preferred stock, par value $0.0001 per share.

On June 20, 2025, we filed a Certificate of Designation of Preferences, Rights and Limitations (the “Certificate of Designation”) with the Secretary of State of the State of Delaware to provide for the designation of the Company’s Series A Non-Voting Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”) which became effective upon filing.

Holders of shares of Series A Preferred Stock are entitled to receive dividends on shares of Series A Preferred Stock equal to an annual rate of 6%, payable quarterly in arrears in cash or, at the Company’s option, shares of common stock. Except as otherwise required by law, the Series A Preferred Stock does not have voting rights. However, as long as any shares of Series A Preferred Stock are outstanding, the Company will not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series A Preferred Stock, (a) agree to a any consolidation or merger, consolidation, amalgamation or arrangement to which the Company is a party, or to any sale or transfer of all or substantially all of the assets of the Company, (b) alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock, (c) alter or amend the Certificate of Designation, (c) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of Series A Preferred Stock, (d) increase or decrease the size of the Board, or (e) incur additional indebtedness other than presently outstanding indebtedness. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary that is not a Fundamental Transaction (as defined in the Certificate of Designation), the holders of shares of Series A Preferred Stock will be entitled to receive out of the assets, whether capital or surplus, of the Company, before any payment shall be made to the holders of common stock by reason of their ownership thereof, an amount per share equal to the greater of (i) the applicable purchase price per share of Series A Preferred Stock originally paid by the holder, plus any dividends declared but unpaid thereon, and (ii) the same amount that a holder of common stock would receive if the Series A Preferred Stock were fully converted to common stock (disregarding for such purpose any beneficial ownership limitations). Each share of Series A Preferred Stock will be convertible at any time and from time to time, at the option of the holder, into a number of shares of common stock equal to the Conversion Ratio (as defined in the Certificate of Designation), subject to certain limitations, including that a holder of Series A Preferred Stock is prohibited from converting shares of Series A Preferred Stock into shares of common stock if, as a result of such conversion, such holder, together with its affiliates, would beneficially own more than 4.99% of the total number of shares of common stock issued and outstanding immediately after giving effect to such conversion.

We will fix the voting rights, designations, preferences and rights of the preferred stock of each additional series, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to such series that we file pursuant to the DGCL. We will file an exhibit to the registration statement of which this prospectus forms a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock. This description will include:

•	the title and stated value;
•	the number of shares offered;
•	the liquidation preference per share;
•	the purchase price per share;
•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation for dividends;
•	whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;
•	our right, if any, to defer payment of dividends and the maximum length of such deferral period;
•	the procedures for auction and remarketing, if any;
•	the provisions for a sinking fund, if any;
•	the provision for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;
•	any listing of the preferred stock on any securities exchange or market;
•	the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock, including the conversion price (or manner of calculation) and conversion period;
•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;
•	voting rights, if any;
•	preemptive rights, if any;

•	restrictions on transfer, sale or other assignment, if any;
•	whether interests in the preferred stock will be represented by depositary shares;
•	a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock;
•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs
•	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and
•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

Our board of directors could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of discouraging a takeover or other transaction that might involve a premium price for holders of the shares or which holders might believe to be in their best interests. The issuance of preferred stock could adversely affect the voting power, conversion or other rights of holders of common stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation.

The DGCL provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes to the rights of holders of such preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

The transfer agent and registrar for any series of preferred stock will be set forth in the applicable prospectus supplement.

Anti-Takeover Effects of Delaware Law and Our Charter and Bylaws

Some provisions of the DGCL, our Charter and our Bylaws could make the following transactions more difficult: an acquisition of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise; or the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interest, including transactions which provide for payment of a premium over the market price for our shares.

These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Undesignated Preferred Stock. The ability of our board of directors, without action by the stockholders, to issue up to 6,000,000 shares of undesignated preferred stock with voting or other rights or preferences as designated by our board of directors could impede the success of any attempt to effect a change in control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.

Stockholder Meetings. Our Bylaws provide that a special meeting of stockholders may be called only by our board of directors, president, chief executive officer or such other persons that the board of directors may designate.

Requirements for Advance Notification of Stockholder Nomination. Our Bylaws establish advance notice procedures with respect to the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or the nominating committee of the board of directors.

Removal of Directors. Our Charter provides that no member of our board of directors may be removed from office by our stockholders except for cause and upon the affirmative vote of holders of a majority of the outstanding shares of our common stock entitled to vote generally in the election of directors, voting together as a single class.

Stockholders Not Entitled to Cumulative Voting. Our Charter does not permit stockholders to cumulate their votes in the election of directors. Accordingly, the holders of a majority of the outstanding shares of our common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they choose, other than any directors that holders of our preferred stock may be entitled to elect.

Delaware Anti-Takeover Statute. We are subject to Section 203 of the DGCL, which prohibits persons deemed to be “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this law may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors.

Choice of Forum. Our Charter provides that, unless we consent in writing to the selection of an alternative form, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for: (1) any derivative action or proceeding brought on our behalf; (2) any action asserting a claim of breach of a fiduciary duty or other wrongdoing by any of our directors, officers, employees or agents to us or our stockholders; (3) any action asserting a claim against us arising pursuant to any provision of the DGCL or our Charter or Bylaws; (4) any action to interpret, apply, enforce or determine the validity of our Charter or Bylaws; or (5) any action asserting a claim governed by the internal affairs doctrine. Our Charter also provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and to have consented to this choice of forum provision. It is possible that a court of law could rule that the choice of forum provision contained in our Charter is inapplicable or unenforceable if it is challenged in a proceeding or otherwise.

The provisions of the DGCL, our Certificate and our Bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the composition of our board and management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interest.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and a trustee to be named in the applicable indenture. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);
•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;
•	any limit on the aggregate principal amount of the debt securities;
•	the date or dates on which the principal of the securities of the series is payable;
•	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;
•	the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;
•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;
•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;
•	the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;
•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;
•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;
•	the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;
•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;
•	if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;
•	the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;
•	any provisions relating to any security provided for the debt securities;
•	any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;
•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;
•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;
•	the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;
•	any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and
•	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see “Global Securities.”

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:

•	we are the surviving corporation or the successor person (if other than Hyperion DeFi) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and
•	immediately after giving effect to the transaction, no Default, or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

•	default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);
•	default in the payment of principal of any security of that series at its maturity;
•	default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or Hyperion DeFi and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;
•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Hyperion DeFi; and
•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof.

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and
•	the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall send to each Securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith and in compliance with the indenture that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to cure any ambiguity, defect or inconsistency;
•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;
•	to provide for uncertificated securities in addition to or in place of certificated securities;
•	to add guarantees with respect to debt securities of any series or secure debt securities of any series;
•	to surrender any of our rights or powers under the indenture;
•	to add covenants or events of default for the benefit of the holders of debt securities of any series;
•	to comply with the applicable procedures of the applicable depositary;
•	to make any change that does not adversely affect the rights of any holder of debt securities;
•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;
•	to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or
•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;
•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;
•	reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;
•	reduce the principal amount of discount securities payable upon acceleration of maturity;
•	waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);
•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;
•	make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or
•	waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•	we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and
•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

•	depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and
•	delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

No Personal Liability of Directors, Officers, Employees or Securityholders

None of our past, present or future directors, officers, employees or securityholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.

The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

DESCRIPTION OF WARRANTS

We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

•	the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

•	the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

•	the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

•	the terms of any rights to redeem or call the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	a discussion of any material and/or special U.S. federal income tax considerations applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

•	Holders of equity warrants will not be entitled to:

•	vote, consent or receive dividends;

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	exercise any rights as stockholders of Hyperion DeFi.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent, if any, or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of any material and/or special U.S. federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

DESCRIPTION OF RIGHTS

We may issue rights to our stockholders to purchase shares of our common stock, preferred stock or the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, debt securities, preferred stock, common stock or warrants, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the rights that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the rights being offered, as well as the complete rights agreements that contain the terms of the rights. Specific rights agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each rights agreement relating to rights offered under this prospectus.

If we offer any rights, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the date of determining the stockholders entitled to the rights distribution;
•	the aggregate number of shares of common stock, preferred stock or other securities purchasable upon exercise of the rights;
•	the exercise price;
•	the aggregate number of rights issued;
•	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;
•	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;
•	the method by which holders of rights will be entitled to exercise;
•	the conditions to the completion of the offering, if any;
•	the withdrawal, termination and cancellation rights, if any;
•	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;
•	whether stockholders are entitled to oversubscription rights, if any;
•	any applicable material U.S. federal income tax considerations; and
•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.

PLAN OF DISTRIBUTION

We may sell the securities offered under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters, dealers or agents or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions (or in any combination) at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market prices; or

•	negotiated prices.

For each type and series of securities offered, the applicable prospectus supplement will set forth the terms of the offering, including, without limitation:

•	the public offering price;

•	the public offering price;

•	any delayed delivery arrangements;

•	the proceeds from the sale of securities to us and the use of proceeds from the sale of the securities;

•	any underwriting discounts, concessions, commissions, agency fees or other compensation payable to underwriters, dealers or agents;

•	any discounts or concessions allowed or re-allowed or repaid to dealers;

•	estimated offering expenses; and

•	the securities exchanges on which the securities will be listed, if any.

We may grant underwriters options to purchase additional securities at the public offering price, with additional underwriting commissions or discounts, as applicable, set forth in the prospectus supplement. The terms of any such option will be set forth in the prospectus supplement for those securities.

Underwriters or agents may make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 under the Securities Act, which includes sales made directly on Nasdaq, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange.

We may issue to our existing security holders, though a dividend or similar distribution, rights to purchase shares of our common stock or preferred stock, which may or may not be transferable. In any distribution of rights to our existing security holders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to facilitate the distribution of the unsubscribed securities. The applicable prospectus supplement will describe the specific terms of any offering of our common stock or preferred stock through the issuance of rights including, if applicable, the material terms of any standby underwriting agreement or purchase agreement.

Sales Through Underwriters, Dealers or Agents; Direct Sales

If we use underwriters in any sale of securities offered under this prospectus, the underwriters will buy the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may then resell the securities in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale or thereafter. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions and the underwriters will be obligated to purchase all the securities offered if they purchase any securities. The public offering price for the securities and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

If we use dealers in any sale of securities offered under this prospectus, the securities will be sold to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale.

If agents are used in any sale of securities offered under this prospectus, they will use their reasonable best efforts to solicit purchases for the period of their appointment or to sell our securities on a continuing basis. If required, the prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers and will include information about any commissions they may be paid in that offering.

If securities offered under this prospectus are sold directly, no underwriters, dealers or agents would be involved.

We are not making an offer of securities in any state that does not permit such an offer. If we sell securities through dealers or agents, or directly, the terms of any such sales will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

We may authorize underwriters, dealers or agents to solicit offers from certain institutions whereby the institution contractually agrees to purchase the securities offered under this prospectus from us on a future date at a specific price. This type of contract may be made only with institutions that we specifically approve. Such institutions could include banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The underwriters, dealers or agents will not be responsible for the validity or performance of these contracts. The prospectus supplement relating to the contracts will set forth the price to be paid for offered securities pursuant to such contracts, the commission payable for solicitation of the contracts and the date or dates in the future for delivery of offered securities pursuant to the contracts.

Market Making, Stabilization and Other Transactions

Each issue of a new series of securities, other than issuances of our common stock, will not have an established trading market, except as indicated in the applicable prospectus supplement. Unless indicated in the applicable prospectus supplement, we do not expect to list the offered securities on a securities exchange, except for our common stock, which is listed on Nasdaq. We can provide no assurance as to whether any of our securities will have a liquid trading market.

In order to facilitate the offering of any of the securities offered under this prospectus, the underwriters with respect to any such offering may, as described in the prospectus supplement and in accordance with applicable law, engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on these securities. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of preventing or delaying a decline in the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions. Any of these activities may have the effect of raising or maintaining the market price of our securities or preventing or delaying a decline in the market price of our securities. As a result, the market price of the securities may be higher than it otherwise would be in the absence of these transactions. The underwriters are not required to engage in these activities, and may end any of these activities at any time, all as described in the applicable prospectus supplement.

Any person participating in the distribution of securities will be subject to applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M, which may limit the timing of transactions involving the securities offered under this prospectus. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of such securities to engage in market-making activities with respect to the particular securities being distributed. All of the above may affect the marketability of the securities offered under this prospectus and the ability of any person or entity to engage in market-making activities with respect to such securities.

Derivative Transactions and Hedging

We, the underwriters or other agents engaged by us may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Electronic Auctions

We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you will want to pay particular attention to the description of that system, which we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. For example, in the case of debt security, the clearing spread could be indicated as a number of “basis points” above an index treasury note.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General Information

We expect that any agreements we may have with underwriters, dealers and agents will include provisions indemnifying them against certain civil liabilities, including certain liabilities under the Securities Act, or providing for contribution with respect to payments that they may be required to make. An underwriter, dealer or agent, or any of their affiliates, may be a customer of, or otherwise engage in transactions with or perform services for us in the ordinary course of business.

The specific terms of any lock-up provisions with respect to any given offering will be described in the applicable prospectus supplement.

Under the securities laws of various states, the securities offered under this prospectus may be sold in those states only through registered or licensed brokers or dealers. In addition, in various states the securities offered under this prospectus may not be offered and sold unless such securities have been registered or qualified for sale in the state or an exemption from such registration or qualification is available. We are not making an offer of securities in any state that does not permit such an offer.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities will be passed upon for us by Covington & Burling LLP, Boston, Massachusetts. If legal matters are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The financial statements of Hyperion DeFi, Inc. (formerly known as Eyenovia, Inc.) as of December 31, 2024 and 2023 and for each of the two years in the period ended December 31, 2024, have been audited by Marcum LLP, independent registered public accounting firm, as stated in their report, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, which is incorporated herein by reference. Such financial statements of Hyperion DeFi, Inc. (formerly known as Eyenovia, Inc.) are incorporated in this prospectus by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act, and file annual, quarterly and current reports, proxy statements and other information with the SEC. SEC filings are available at the SEC’s website at www.sec.gov. This prospectus is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document.

We also maintain a website at www.hyperiondefi.com, through which you can access our SEC filings. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website in this prospectus solely as an inactive textual reference.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act, with the SEC with respect to the securities we may offer pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be accessed on the SEC website as noted above in “Where You Can Find More Information.” The documents we are incorporating by reference are:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 that we filed with the SEC on April 15, 2025, as amended on April 30, 2025;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2025, June 30, 2025 and September 30, 2025, that we filed with the SEC on May 19, 2025, August 13, 2025 and November 13, 2025, respectively;

•	our Current Reports on Form 8-K that we filed with the SEC on January 16, 2025, January 24, 2025, January 28, 2025, January 31, 2025, February 24, 2025, February 25, 2025, March 20, 2025, May 2, 2025, May 2, 2025, June 5, 2025, June 24, 2025, June 27, 2025, July 2, 2025, August 21, 2025, September 8, 2025, September 24, 2025, September 29, 2025, October 2, 2025 and October 31, 2025 (in all cases, except for the information furnished under Items 2.02 or 7.01 and the exhibits furnished thereto);

•	the description of our common stock contained in Exhibit 4.1 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 that we filed with the SEC on April 15, 2025; and

•	all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination or completion of the offering of securities under this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing such reports and other documents.

The SEC file number for each of the documents listed above is 001-38365.

In addition, any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, will be deemed incorporated by reference into this prospectus such future filings updates and supplements the information provided in this prospectus.

You may access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements, and other information, if any, we file with or furnish to the SEC free of charge at the SEC’s website (www.sec.gov) or our website (www.hyperiondefi.com) as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

We will furnish without charge to you, on written or oral request, a copy of any filing or report incorporated by reference, including exhibits to the document. You should direct any requests for documents to Hyperion DeFi, Inc., 23461 S. Pointe Drive, Suite 390, Laguna Hills, CA 92653, (833) 393-6684, Attention: Corporate Secretary.

                shares of common stock

Pre-funded warrants to purchase                shares of common stock

Prospectus Supplement

Chardan

                          , 2026